Exhibit 99.1
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FOR IMMEDIATE RELEASE:

For More Information Contact:
TIMOTHY R. KASMOCH, CEO
2254 Centennial Road    Toledo, Ohio 43617
PHONE 419-535-6374      FAX 419-535-7008
info@nviro.com

Alternative Energy Sources - The Future Energy Solution
N-Viro International Corporation Annual Shareholder Meeting on YouTube

Toledo, Ohio, August 10, 2011 – N-Viro International Corporation (OTCQB:NVIC) held the company’s annual meeting at the Toledo Yacht Club on August 4, 2011.  Timothy R. Kasmoch, CEO and President addressed shareholders about the progress of N-Viro Fuel™, the future alternative energy source for power generation.  The potential for growth of the small cap company resides in its patented technology that converts wastewater residuals and other bioorganic materials into safe, energy rich fossil fuel substitutes.  Power generators mix N-Viro Fuel™ with coal to solve two immediate problems-disposal dumping and fossil fuel use.  N-Viro Fuel™ helps preserve the environment from adding more pollution to landfills and provides much needed alternative energy source.  Replacing coal and recycling the by-product of wastewater treatment helps to free the environment from liabilities.  Every city across the country has to manage wastewater.  Blending N-Viro Fuel™ with coal has the potential to mitigate pollution to give back to the environment.

The business progress report at the annual shareholders meeting is available on the N-Viro YouTube channel for shareholders and other interested parties to view.  In addition to the video, a news article in the business section of The Toledo Blade covers the company shareholders meeting.

About N-Viro International
N-Viro International Corporation is an environmental and materials handling company that owns significant patented technologies to convert various residual bio-organics into renewable fuel.  N-Viro Fuel™ has received alternative energy status from the U.S. Environmental Protection Agency, which qualifies the technology for renewable energy incentives.  Two manufacturing facilities currently use advanced treatment for management of wastewater residuals.  Both facilities are in full-scale operation producing considerable volumes of N-Viro Soil for a variety of customers.

N-Viro maintains a company website http://www.nviro.com and a company blog site http://nvirointernational.wordpress.com where interested parties can follow the progress of the Company.  N-Viro will continue to post press releases on the company website and a discussion forum on the company blog site.  We encourage stockholders and interested parties to monitor the site on a regular basis.

Special Cautionary Note Regarding Forward‐Looking Statements
The Company cautions that words used in this document such as "expects," “hopes”, "anticipates," "believes" and "may," as well as similar words and expressions used herein, identify and refer to statements describing events that may or may not occur in the future. These forward‐looking statements and the matters to which they refer are subject to considerable uncertainty that may cause actual results to differ materially from those described herein. For example, while the Company expects business expansion projects to begin in an estimated time frame, such expectations are subject to adverse economic conditions and other factors outside of the Company's control. Further, the Company’s ability to increase capabilities and expand capacity is subject to the ability of the Company or its partners to access sufficient capital to pay for this expansion, which will further depend on, among other factors, market acceptance. The Company’s ability to achieve profitability of these projects could be negatively impacted if there is a lack of an adequate supply of waste or expenses increase above the Company's expectations ‐ including fuel and transportation costs, labor costs and costs relating to the treatment and processing of the biosolids and creation of the N‐Viro Soil or N‐Viro Fuel. In addition, while the Company believes that trends in "greener" energy solutions are moving in favor of the Company's technology, such trends may not continue or may never result in increased sales or profits to the Company because of the availability of competing products and other alternative energy source. All of these factors, and other factors, will affect the profitability of the Company. Additional information about these and other factors that may adversely affect these forward‐looking statements are contained in the Company's reports, including its Annual Report on Form 10‐K for the year ended December 31, 2010 and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward‐looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward‐looking information except to the extent required by applicable securities laws.
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